UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
_____________________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2017
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Black Stone Minerals, L.P.
(Exact name of registrant as specified in its charter)
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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On November 29, 2017, Black Stone Minerals, L.P. (the “Partnership”), a Delaware limited partnership, filed a Current Report on Form 8-K (the “Original 8-K”) to report that Black Stone Minerals Company, L.P. (“BSMC”), a Delaware limited partnership and wholly owned subsidiary of the Partnership, had entered into a Purchase and Sale Agreement with Noble Energy Inc., a Delaware corporation (“Noble”), Noble Energy Wyco, LLC, a Delaware limited liability company (“Wyco”), and Rosetta Resources Operating LP, a Delaware limited partnership (“Rosetta” and together with Noble and Wyco, the “Asset Sellers”), and Noble Energy US Holdings, LLC, a Delaware limited liability company (“Noble Holdings”) pursuant to which, on November 28, 2017 (the “Closing Date”), BSMC (i) purchased all of the Asset Sellers’ respective right, title, and interest in and to certain fee mineral interests and other non-cost-bearing royalty interests and (ii) purchased one hundred percent (100%) of the issued and outstanding securities of Samedan Royalty, LLC, a Delaware limited liability company ("Samedan"), from Noble Holdings (such acquisition described in (i) and (ii) above, the “Noble Acquisition”). The fee mineral interests and other non-cost bearing royalty interests acquired in the Noble Acquisition, including interests owned by Samedan, are referred to herein as the "Noble Assets."

The Noble Assets include approximately 1.1 million gross (140,000 net) mineral acres, 380,000 gross acres of non-participating royalty interests, and 600,000 gross acres of overriding royalty interests collectively spread over 20 states with significant concentrations in Texas, Oklahoma, and North Dakota. The purchase price for the Noble Acquisition was approximately $335 million in cash after purchase price adjustments. To fund the purchase price, the Partnership used (i) the approximate $300 million proceeds from its issuance of 14,711,219 Series B Cumulative Convertible Preferred Units to Mineral Royalties One, L.L.C., a Delaware limited liability company and affiliate of The Carlyle Group, in a private placement that closed on the Closing Date (the “Private Placement”) and (ii) approximately $35 million from borrowings under its revolving credit facility.
This Amendment to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Original 8-K, the sole purpose of which is to provide the financial statements and pro forma information required by Item 9.01, which were excluded from the Original 8-K and are filed as exhibits hereto and are incorporated herein by reference. All other items in the Original 8-K remain the same and are hereby incorporated by reference into the Amendment.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited statement of revenues and direct operating expenses for the year ended December 31, 2016, and the unaudited statements of revenues and direct operating expenses for the nine months ended September 30, 2017 and 2016, and the related notes thereto, for the Noble Assets are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information of the Partnership to give effect to the Noble Acquisition and related transactions, including the Private Placement, is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference:

•Unaudited pro forma combined balance sheet as of September 30, 2017;

•Unaudited pro forma combined statement of operations for the nine months ended September 30, 2017;

•Unaudited pro forma combined statement of operations for the year ended December 31, 2016.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of KPMG LLP
99.1	Statements of Revenues and Direct Operating Expenses of the Noble Assets for the Year Ended December 31, 2016 (audited) and the Nine Months Ended September 30, 2017 and 2016 (unaudited)
99.2	Black Stone Minerals, L.P. and Subsidiaries Unaudited Pro Forma Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: December 27, 2017	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description
23.1	Consent of KPMG LLP
99.1	Statements of Revenues and Direct Operating Expenses of the Noble Assets for the Year Ended December 31, 2016 (audited) and the Nine Months Ended September 30, 2017 and 2016 (unaudited)
99.2	Black Stone Minerals, L.P. and Subsidiaries Unaudited Pro Forma Combined Financial Information